Execution Version

Exhibit 10.1

FIRST AMENDMENT TO SENIOR SECURED

REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”) is effective as of this 15th day of June, 2009 (“Effective Date”), by and between Advance Display Technologies, Inc., a Colorado corporation (the “Borrower”) and DeGeorge Holdings Three LLC, a Delaware limited liability company (the “Lender”).

RECITALS

WHEREAS, on November 6, 2008, Borrower and Lender entered into that certain Senior Secured Revolving Credit Agreement (the “Loan Agreement”), which among other things, established a revolving line of credit pursuant to which Lender agreed to provide funding to Borrower in an aggregate principal amount of up to Six Million Eight Hundred Ninety-Four Thousand Three Hundred Sixty-Two Dollars ($6,894,362) (the “Initial Credit”); and

WHEREAS, on May 21, 2009, Borrower made in favor of Lender a promissory note with an aggregate face value of $950,000 (the “2009 Demand Note”), and Borrower desires and Lender agrees that, subject to the conditions set forth herein, such 2009 Demand Note shall be continued as a Loan under the amended Revolving Credit Facility provided for herein; and

WHEREAS, the entire Initial Credit has now been borrowed under the Loan Agreement, but Borrower and Lender desire to amend the Loan Agreement to, among other things, increase the maximum amount of revolving credit available thereunder to Fifteen Million Dollars ($15,000,000) (the “Revolving Credit Facility”), the $8,105,638 increase in the principal amount that may be borrowed under the Revolving Credit Facility being referred to herein as the “Additional Credit,” extend the maturity date of the Loan Agreement from November 6, 2009, to December 31, 2010, and make certain other revisions to the Loan Agreement as more fully set forth herein; and

WHEREAS, the parties wish to cancel the 2009 Demand Note in exchange for including the principal and accrued interest on the 2009 Demand Note as of the Effective Date in the Revolving Credit Facility, whereupon the amount available under the Revolving Credit Facility (the “Available Credit”) shall be up to Seven Million One Hundred and Fourty-Nine Thousand One Hundred and Thirty One Dollars ($7,149,131); and

WHEREAS, Lender is willing to make Loans up to the aggregate principal amount of the Available Credit under the Revolving Credit Facility based on the representations, warranties, covenants, terms and conditions set forth herein and in the Loan Agreement, including but not limited to the issuance of a stock purchase warrant in favor of Lender in the form attached hereto as Exhibit A (the “Warrant”), and the reaffirmation of the terms of the Loan Agreement, including but not limited to Borrower’s grant to Lender of a first priority security interest in Borrower’s assets as security for the repayment of the Obligations.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the Loan Agreement is hereby amended as follows:

1. Definitions.  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Loan Agreement; provided, however, that to the extent there are identically defined terms in this Amendment and the Loan Agreement, the definitions provided herein shall govern and control the interpretation of the Loan Agreement, as modified hereby.

2. Amendments to the Loan Agreement.  Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Loan Agreement is hereby amended as follows:

Section 1 (Commitment to Lend).

Section 1(a) is amended in its entirety and replaced with the following:

(a)           As evidenced by a convertible promissory note dated November 6, 2008 in favor of Lender in the form attached hereto as Exhibit A (the “Revolving Note”), Lender has made one or more loans to Borrower (each a “Loan” and collectively, the “Loans”), in an aggregate unpaid principal amount of the Initial Credit.  Subject to the terms and conditions of this Agreement and to subsection (b) of this Section 1, and as evidenced by the New Revolving Note, Lender may from time to time until December 31, 2010 (the “Maturity Date”), in its sole discretion, make one or more Loans to Borrower in an aggregate unpaid principal amount not exceeding at any time the Available Credit.

Section 1(b) is amended by adding the following sentence at the end of the existing Section 1(b):

Each of the Borrower and Lender agree that the 2009 Demand Note, having an aggregate principal balance of $950,000 plus interest owing thereon through the Effective Date in the aggregate amount of $6506.85, is hereby continued as a Loan hereunder and under the New Revolving Note in the amount of $956,506.85, and that such 2009 Demand Note is hereby cancelled.

Section 3 (Interest).

Section 3(b) is amended in its entirety and replaced with the following:

(b)           Payment. Interest due to be paid on the Initial Credit prior to November 6, 2009, shall be payable  immediately upon the making of the first Loan to Borrower on or after the Effective Date.  Interest on the Additional Credit shall be payable (i) when such Loan shall be due (whether at maturity, by reason of notice of prepayment or acceleration (including in accordance with Section 14) or otherwise) or upon conversion in accordance with Section 8 hereof and (ii) in the case of all other amounts due and payable under the Loan Documents, on demand.  Interest at the Default Rate shall be payable on demand.

Section 8 (Conversion).

The first paragraph of Section 8 is amended in its entirety and replaced with the following:

Conversion.  Subject to the terms and conditions of the Revolving Note, Borrower agrees that Lender may elect to convert all or any portion of any unpaid principal owed in relation to the Initial Credit and the Revolving Note into shares of Borrower’s Series G Preferred Stock (“Shares”) at a conversion price of $110.00 per share, or $0.11 per common share equivalent (the “Conversion Price”), by delivering written notice of such conversion (a “Conversion Notice”) to Borrower.  Upon conversion, certificates for the Shares so purchased shall be delivered to Lender within three (3) Business Days of Borrower’s actual receipt of the Conversion Notice.  In addition, subject to the terms and conditions of the New Revolving Note, Borrower agrees that Lender may elect to convert all or any portion of any unpaid principal owed in relation to the Additional Credit and the New Revolving Note into shares of Borrower’s Series G Preferred Stock (“Amendment Shares”) at a conversion price of $84 per share, or $0.084 per common share equivalent (the “Amendment Conversion Price”), by delivering a Conversion Notice to Borrower.  Upon conversion, certificates for the Amendment Shares so purchased shall be delivered to Lender within three (3) Business Days of Borrower’s actual receipt of the Conversion Notice.

References to “Shares” in clauses (a)(i)-(a)(v) and (b) of Section 8 shall be deemed to refer to the Shares and the Amendment Shares, as applicable. References to any series of stock of the Borrower shall refer to any series of stock in the Borrower for which such first series was exchanged, taking into account the necessary adjustment in the Conversion Price or Amendment Conversion Price, as applicable.

Section 12 (Borrower’s Covenants).

Clause (b) of Section 12 is amended in its entirety and replaced with the following:

(b)           Borrower shall cause the authorization of (i) enough authorized shares of Common Stock to issue all of the shares of Common Stock underlying the Shares and the Amendment Shares into which the Loans may be converted pursuant to Section 8 hereof, (ii) enough authorized Shares and Amendment Shares (or their economic equivalent in a series of stock of the Borrower for which such shares are being exchanged) to satisfy its obligations to convert the Loans to Shares and Amendment Shares at such time as Lender may elect such conversion in accordance with Section 8 hereof, (iii) enough authorized shares of Borrower’s Series D Preferred Stock to satisfy its obligations if the Warrant is exercised in full, and (iv) enough authorized shares of Common Stock to issue all of the shares of Common Stock into which the Borrower’s Series D Preferred Stock to be acquired in the exercise of the Warrant may be converted, in each case, by no later than June 30, 2009.

Clause (c) of Section 12 is amended in its entirety and replaced with the following:

(c)           If Lender proposes to sell any securities issued to the Lender, registered in Lender’s name or acquired by Lender pursuant to any Loan Document in compliance with Rule 144 promulgated by the Securities Exchange Commission (the “SEC”), then, upon Lender's written request to Borrower, Borrower shall furnish to Lender, within ten (10) days after receipt of such request, a written statement confirming Borrower's compliance with the filing requirements of the SEC as set forth in such rule or any successor rule, as it may be amended from time to time.

Section 14 (Acceleration).

Section 14 is amended in its entirety and replaced with the following:

Acceleration.  In addition to Lender’s rights under Section 15 hereof, Borrower hereby agrees that Lender may, in its sole discretion, elect to accelerate payment of all principal, interest and other amounts, if any, that are outstanding under the Loan Documents as of July 1, 2010 (the “Performance Date”) if Borrower has not sold and delivered and Borrower has not executed any binding agreements (the “Binding Agreements”) with unaffiliated third-parties for the sale of SkyNet™, the Borrower’s proprietary digital display product, during the period beginning on the date hereof and ending on the Performance Date (the “Performance Period”).  If Borrower does not provide Lender with evidence satisfactory to Lender of one or more closed sales of SkyNet™ or Binding Agreements on or before the Performance

Date, then Lender may declare the Loans due and payable within thirty (30) days of Lender’s written notice of acceleration (“Acceleration Notice”) being delivered to Borrower (the “Acceleration Date”).

Section 20 (Definitional Provisions).

Section 20 is amended by adding the following new definitions in alphabetical order to read in their entirety as follows:

“2009 Demand Note” means the promissory note dated May 21, 2009 in an aggregate principal amount of $950,000 made by Borrower in favor of Lender.

“Additional Credit” means the additional amount of credit made available under the Revolving Line of Credit pursuant to the Amendment.

“Amendment” means the First Amendment to Senior Secured Revolving Credit Agreement, effective as of June 15, 2009.

“Available Credit” means Seven Million One Hundred and Fourty-Nine Thousand One Hundred and Thirty One Dollars ($7,149,131).

“Effective Date” means June 15, 2009.

“Initial Credit” means the initial amount of credit made available under the Revolving Line of Credit pursuant to the Loan Agreement.

“Maximum Revolving Credit Amount” means Fifteen Million Dollars ($15,000,000).

“New Revolving Note” means the convertible promissory note dated June 15, 2009 made by Borrower in favor of Lender in an aggregate principal amount not exceeding at any time the Maximum Revolving Credit Amount in the form attached to the Amendment as Exhibit B; provided, however, that all references to the Revolving Note in the Loan Agreement shall be deemed to refer to the New Revolving Note as well.

“Warrant” means the stock purchase warrants in favor of Lender in the form attached to the Amendment as Exhibit A.

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the Lender’s receipt of each of the following, in form and substance reasonably satisfactory to Lender:

(a) a certificate of the Secretary or an Assistant Secretary of Borrower, dated the Effective Date, in form and substance reasonably satisfactory to Lender;

(b) the duly executed New Revolving Note for Lender;

(c) the duly executed Warrant for Lender;

(d) an opinion of Davis, Graham, & Stubbs, dated the Effective Date for the making of such Loans addressing such matters as Lender reasonably requests;

(e) a copy of any Governmental Approval and other third-party consents or approvals required by Borrower to execute, deliver and perform the Loan Documents to which it is a party;

(f) payment of all fees, disbursements and expenses of Lender, payable in connection with this Amendment based on invoices presented at least two Business Days prior to the Effective Date;

(g) results of a recent search by a Person satisfactory to Lender of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of Borrower, and the results of such search shall be satisfactory to Lender;

(h) (i) such UCC-1 financing statements and other documents as Lender may request, the filing or recordation of which is necessary or appropriate in Lender’s reasonable determination to create or perfect a security interest in the Collateral under Applicable Law, and (ii) evidence of the filing or recordation of the same in such offices as Lender shall have specified; and

(i) such instruments and other documents as Lender may request, the possession of which is necessary or appropriate in Lender’s determination to create or perfect a security interest in the Collateral under Applicable Law; and

(j) no Default or Event of Default exists.

4. Miscellaneous.

(a) No failure or delay of any party hereto to exercise any right given to it hereunder or under the Loan Agreement or any other Loan Document, or to insist on strict compliance with any provision hereunder or thereunder, shall constitute a waiver of such provision or of any other provision hereof or thereof, or a waiver of any breach, and no waiver of any provision or breach of any provision shall constitute a waiver of any other provision or breach or of any subsequent breach of the same provision.  No waiver shall be effective unless in writing and signed by the party having the right to waive such provision.

(b) Borrower acknowledges and confirms that all Collateral furnished in connection with the Loan Agreement, continues to secure the Obligations and indebtedness thereunder, including but not limited to indebtedness under the New Revolving Note.

(c) Except as expressly modified herein, all terms and provisions of the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection with the Loan Agreement, shall remain unchanged and in full force and effect; provided, however, in the event of any inconsistency, incongruity or conflict between the terms of the Loan Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control.  This Amendment is part of the Loan Agreement and constitutes a Loan Document hereunder and thereunder. The Warrant and the New Revolving Note each constitute a Loan Document under the Loan Agreement and under the Loan Documents.  Each and every reference to the Loan Agreement in the Loan Documents shall be deemed to refer to the Loan Agreement, as modified by this Amendment.

(d) Whether or not any Loans are made hereunder, Borrower shall:

(i) pay or reimburse Lender for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes, payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of this Amendment, the Loan Agreement, the Revolving Note, the New Revolving Note or any of the Loan Documents or the making of the Loans;

(ii) pay or reimburse Lender for all reasonable and documented out-of-pocket costs and expenses (including reasonable fees and disbursements of legal counsel, appraisers, accountants and other experts employed or retained by Lender) incurred by Lender in connection with, arising out of, or in any way related to: (i) the negotiation, preparation, execution and delivery of (A) this Amendment, the Loan Agreement, the Revolving Note, the New Revolving Note or any of the Loan Documents and (B) whether or not executed, any waiver, amendment or consent thereunder or thereto; (ii) the administration of and any operations under the Loan Documents; (iii) consulting with respect to any matter in any way arising out of, related to, or connected with, the Loan Documents, including (A) the protection or preservation of the Collateral, (B) the protection, preservation, exercise or enforcement of any of the rights of Lender in, under or related to the Collateral or the Loan Documents or (C) the performance of any of the obligations of Lender under or related to the Loan Documents; (iv) protecting or preserving the Collateral; or (v) protecting, preserving, exercising or enforcing any of the rights of Lender in, under or related to the Collateral or the Loan Documents, including defending the Security Interest as a valid, perfected, first priority security interest in the Collateral;

(iii) indemnify and hold Lender (or a director, officer, manager, employee or agent of Lender) harmless from and against all losses (including judgments, penalties and fines) suffered, and pay or reimburse Lender for all reasonable and documented out-of-pocket costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by Lender) incurred by Lender in connection with, arising out of, or in any way related to (i) any Loan Document Related Claim (whether asserted by Lender or Borrower or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, Lender is a party thereto), or (ii) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, this Amendment, the Loan Agreement, the Revolving Note, the New Revolving Note or any of the Loan Documents or the relationships established thereunder, except that the foregoing indemnity shall not be applicable to any loss suffered by Lender to the extent such loss is determined by a judgment of a court that is binding on Borrower and Lender, final and not subject to review on appeal, to be the result of acts or omissions on the part of Lender constituting (x) willful misconduct, (y) knowing violations of law or (z) in the case of claims by Borrower against Lender, Lender’s failure to observe any other standard applicable to it under any of the other provisions of this Amendment, the Loan Agreement, the Revolving Note, the New Revolving Note or any of the  Loan Documents or Applicable Law.

(e) The Loan Agreement as modified by this Amendment and the other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter thereof, superseding all prior negotiations, correspondence, understandings and agreements, if any, between the parties; no amendment or modification of any Loan Document shall be binding on the parties unless made in writing and duly executed by all parties.  There are no oral or implied agreements and no oral or implied warranties between the parties hereto other than those expressed herein.

(f) This Amendment and the exhibits attached hereto shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Amendment shall not be assignable by the Borrower without the prior written consent of Lender.

(g) The section and other headings in this Amendment are for reference only and shall not limit or otherwise affect any of the terms hereof.

(h) Borrower agrees to execute, acknowledge, seal and deliver, after the date hereof, without additional consideration and at its own cost and expense, such further assurances, instruments and documents, and to take such further actions, as Lender shall request in order to fulfill the intent of this Amendment and the transactions contemplated hereby, including, without limitation, one or more deposit account control agreements.

(i) Any provision in this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

(j) Should this Amendment be referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, Borrower shall pay all of Lender's actual costs, fees (including reasonable attorneys' fees) and expenses resulting from such referral.

(k) This Amendment and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(l) This Amendment is made in and shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado.

(m) BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY CLAIM RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

BORROWER:

ADVANCE DISPLAY TECHNOLOGIES, INC.

By:    /s/ Matthew W. Shankle

Matthew W. Shankle,

Chief Executive Officer

LENDER:

DeGeorge Holdings Three LLC

By:   /s/ Lawrence F. DeGeorge

Lawrence F. DeGeorge, Manager

Signature Page to First Amendment to
Senior Secured Revolving Credit Agreement

EXHIBIT A

WARRANT

A-1

EXHIBIT B

NEW REVOLVING NOTE

B-1